UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Stratus Properties Inc.
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NEWS RELEASE NASDAQ Symbol: “STRS”

Stratus Properties Inc.

212 Lavaca St., Suite 300

Austin, Texas 78701

STRATUS PROPERTIES INC. SENDS LETTER TO SHAREHOLDERS

Launches YourStratus.com

Files Definitive Proxy Statement for 2021 Annual Meeting

Urges Shareholders to Vote on the WHITE Proxy Card “FOR” Stratus’ Highly-Qualified Director

Nominees James Leslie and Neville Rhone, Jr. and “FOR” Proposal to Appoint Laurie Dotter to the Board

AUSTIN, TX, April 12, 2021 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today issued a letter to shareholders regarding its upcoming 2021 Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to be held on June 4, 2021.

An offshore hedge fund, Oasis Management Company Ltd (“Oasis”), is seeking to replace two directors, James Leslie and Neville Rhone, Jr., in order to advance a self-serving agenda at odds with the best interests of the majority of Stratus’ shareholders.

In the letter, Beau Armstrong, the Company’s Chief Executive Officer and Chairman of the Board, provides important information about Stratus, the Company’s history of shareholder value creation, the successful stewardship of its directors, the Oasis agenda, and what is at stake in this election.

Stratus urges its shareholders to vote on the WHITE proxy card “FOR” both of Stratus’ highly-qualified director nominees, Messrs. Leslie and Rhone, and “FOR” the shareholder proposal to appoint an additional shareholder-recommended director, Laurie Dotter, to the Board.

Stratus is sending its definitive proxy statement, annual report to shareholders and shareholder letter to all shareholders entitled to vote, along with the Company’s WHITE proxy card. Stratus filed with the Securities and Exchange Commission its definitive proxy statement, which can be found on Stratus’ website, stratusproperties.com. Shareholders can learn more about Stratus’ story, get help with voting at the Annual Meeting, and view all future proxy-related communications by visiting the Company’s newly-launched proxy page: YourStratus.com.

Shareholders as of the record date April 8, 2021 will be entitled to vote at the Annual Meeting. Shareholders with questions should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, at (877) 456-3442 (Toll-Free) or (212) 750-5833.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, and sale of commercial, and multi-family and single-family residential real estate properties, real estate leasing, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas.

Investor Contact

William H. Armstrong III

512-478-5788

Media Contacts

Sydney Isaacs / Jeremy Jacobs

Abernathy MacGregor

713-817-9346 / 212-371-5999

SRI@abmac.com / JRJ@abmac.com

Forward-Looking Statements

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to continue to effectively develop and execute its strategies, Stratus’ potential conversion to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC).

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

Important Information

Stratus has filed with the SEC a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ASSOCIATED WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3442.

A copy of this release is available on Stratus’ website, stratusproperties.com.

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